Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2016, relating to our audits of the financial statements and financial highlights, which appear in the December 31, 2015 Annual Report to Shareholders of Global Atlantic American Funds Managed Risk Portfolio (formerly, FVIT American Funds Managed Risk Portfolio), Global Atlantic Balanced Managed Risk Portfolio (formerly, FVIT Balanced Managed Risk Portfolio), Global Atlantic Blackrock Global Allocation Managed Risk Portfolio (formerly, FVIT Blackrock Global Allocation Managed Risk Portfolio), Global Atlantic Franklin Dividend and Income Managed Risk Portfolio (formerly, FVIT Franklin Dividend and Income Managed Risk Portfolio), Global Atlantic Growth Managed Risk Portfolio (formerly, FVIT Growth Managed Risk Portfolio), Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio (formerly, FVIT Goldman Sachs Dynamic Trends Allocation Portfolio), Global Atlantic Moderate Growth Managed Risk Portfolio (formerly, FVIT Moderate Growth Managed Risk Portfolio), Global Atlantic PIMCO Tactical Allocation Portfolio (formerly, FVIT PIMCO Tactical Allocation Portfolio), Global Atlantic Select Advisor Managed Risk Portfolio (formerly, FVIT Select Advisor Managed Risk Portfolio), and Global Atlantic Wellington Research Managed Risk Portfolio (formerly, FVIT Wellington Research Managed Risk Portfolio), each a separate series of the Forethought Variable Insurance Trust, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights”, "Independent Registered Public Accounting Firm", “Policies and Procedures for Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

April 29, 2016